UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614 (Commission File Number)	77-0138960 (IRS Employer Identification No.)

741 Calle Plano
Camarillo, California 93012
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (805) 388-3700

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.                                              Results of Operations and Financial Condition.

On December 5, 2013, Vitesse Semiconductor Corporation (the “Company”) issued a press release reporting its financial results for the fourth quarter and fiscal year ended September 30, 2013.  A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company will host a conference call today at 4:30 p.m. Eastern time, 1:30 p.m. Pacific time. To participate, dial 888.523.1228 (U.S. toll-free) approximately 10 minutes before the conference call is scheduled to begin, and provide the passcode 8701276.  International callers should dial 719.457.2697. The conference call may also be accessed by means of a live audio webcast through the investor section of the Vitesse corporate web site at www.vitesse.com.  The playback of the conference call will be available approximately two hours after the call concludes and will be accessible on the Vitesse corporate web site or by calling 877.870.5176 (U.S. toll-free) or 858.384.5517 (International) and entering the passcode 8701276. The audio replay will be available for seven days.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 — Financial Statements and Exhibits

(d)                                 Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Description

99.1	Press Release issued by Vitesse Semiconductor Corporation, dated December 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITESSE SEMICONDUCTOR CORPORATION

Date: December 5, 2013	By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by Vitesse Semiconductor Corporation, dated December 5, 2013.